                                  SCHEDULE 14C
                                 (RULE 14C-101)

                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION
                 INFORMATION STATEMENT PURSUANT TO SECTION 14(c)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

Check the appropriate box:

[ ]  Preliminary Information Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14c-5(d)(2))
[X]  Definitive Information Statement


                              ODD JOB STORES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.
     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:

         -----------------------------------------------------------------------
     (5) Total fee paid:

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[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

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     (2) Form, Schedule or Registration Statement No.:

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     (3) Filing Party:

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     (4) Date Filed:

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


                              [ODD JOB STORES LOGO]

                                200 HELEN STREET
                       SOUTH PLAINFIELD, NEW JERSEY 07080
                                 (908) 222-1000

                              INFORMATION STATEMENT
                                       AND
                    NOTICE OF ACTION TAKEN WITHOUT A MEETING
                 UNDER SECTION 1701.11 OF THE OHIO REVISED CODE

INTRODUCTION

     This Information Statement and Notice of Action Taken Without a Meeting (collectively, this "INFORMATION STATEMENT") is being furnished by Odd Job Stores, Inc., a corporation organized and existing under the laws of Ohio (the "COMPANY"), to the holders of record of the Company Common Shares in connection with the amendment of the Amended and Restated Code of Regulations of the Company (the "CODE OF REGULATIONS") to opt out of the Control Share Acquisition Statute (the "CONTROL SHARE ACQUISITION STATUTE") set forth in Section 1701.831 of the Ohio Revised Code (the "AMENDMENT"). The full text of the Amendment is attached to this Information Statement as Appendix A.

     The Company is not seeking the consent, authorization or proxy of its shareholders to approve the Amendment because the Amendment has been approved, without a meeting, by the written consent of the holders of Company Common Shares entitling them to exercise at least two-thirds of the voting power of the Company in accordance with Section 1701.11(A)(2)(b) of the Ohio Revised Code. This Information Statement also constitutes the notice of the approval of the Amendment without a meeting required by Section 1701.11(D) of the Ohio Revised Code. The Company currently expects that the Amendment will become effective on or about June 30, 2003.

     As of June 2, 2003, the date of the written consent and the record date for determining shareholders entitled to receive this Information Statement (the "RECORD DATE"), there were 9,060,695 Company Common Shares outstanding. Each Company Common Share entitles the holder thereof to one vote. Shareholders owning approximately 67.6% of the outstanding Company Common Shares (the "CONSENTING SHAREHOLDERS"), have signed the written consent approving the Amendment.

     The Consenting Shareholders approved the Amendment in connection with the proposed acquisition (the "CONTROL SHARE ACQUISITION") by Amazing Savings Holdings, LLC, a Delaware limited liability company ("AMAZING SAVINGS"), of Company Common Shares pursuant to Amazing Savings' tender offer, which was commenced on June 10, 2003 (the "TENDER OFFER"). Opting out of the Control Share Acquisition Statute is a condition to Amazing Savings' obligation to purchase Company Common Shares pursuant to the Tender Offer. Shareholders may obtain more information regarding the Tender Offer, including the Board of Directors' recommendation regarding the Tender Offer, by reading Amazing Savings' Offer to Purchase, dated June 10, 2003 (the "OFFER TO PURCHASE"), and the Company's
Schedule 14D-9, dated June 10, 2003 (the "SCHEDULE 14D-9"), each of which has been filed with the Securities and Exchange Commission (the "COMMISSION").

                    WE ARE NOT ASKING YOU FOR A PROXY AND YOU
                      ARE REQUESTED NOT TO SEND US A PROXY


     The date of this Information Statement is June 10, 2003. This Information Statement is first being sent or given to Company shareholders on or about June 10, 2003.

CONTROL SHARE ACQUISITION STATUTE

     The Control Share Acquisition Statute (Section 1701.831 of the Ohio Revised
Code) provides that any control share acquisition of an issuing public corporation shall be made only with the prior authorization of the shareholders. An "issuing public corporation" is defined in the Ohio Revised Code as a corporation, such as Company, organized for profit under the laws of Ohio, with 50 or more shareholders, that has its principal place of business, principal executive offices or substantial assets in Ohio. A "control share acquisition" is defined in the Ohio Revised Code as the acquisition, directly or indirectly, by any person of shares of an issuing public corporation that, when added to all other shares of the issuing public corporation in respect of which such person may exercise or direct the exercise of voting power, would entitle such acquiring person, immediately after such acquisition, directly or indirectly, alone or with others, to control any of the following ranges of voting power of such issuing public corporation in the election of directors:

     -   one-fifth or more but less than one-third of such voting power;

     -   one-third or more but less than a majority of such voting power; or

     -   a majority or more of such voting power.

     Any person who proposes to make a control share acquisition must deliver an "acquiring person statement" to the issuing public corporation, which statement must include:

     -   the identity of the acquiring person;

     - a statement that the acquiring person statement is being given pursuant to Section 1701.831 of the Ohio Revised Code;

     - the number of shares of the issuing public corporation owned, directly or indirectly, by such acquiring person;

     - the range of voting power in the election of directors under which the proposed acquisition would, if consummated, fall (i.e., in excess of 20%, 33 1/3% or 50%);

     -   a description of the terms of the proposed acquisition; and

     - representations of the acquiring person that the acquisition will not be contrary to law, and that such acquiring person has the financial capacity to make the proposed acquisition (including the facts upon which such representations are based).

     Within 10 days of receipt of a qualifying acquiring person statement, the directors of the issuing public corporation must call a special shareholders meeting to vote on the proposed acquisition. The special shareholders meeting must be held within 50 days of receipt of the acquiring person statement, unless the acquiring person otherwise agrees.

     The issuing public corporation is required to send a notice of the special meeting as promptly as reasonably practicable to all shareholders of record as of the record date set for such meeting, together with a copy of the acquiring person statement and a statement of the issuing public corporation, authorized by its directors, of the issuing public corporation's position or recommendation, or that it is taking no position, with respect to the proposed control share acquisition.

     The acquiring person may make the proposed control share acquisition only if:

     - at a meeting at which a quorum is present, the control share acquisition is authorized by holders of a majority of the voting power entitled to vote in the election of directors represented in person or by proxy at such meeting and the control share acquisition is authorized by a majority of the portion of the voting power represented at the meeting in person or by proxy, excluding "Interested Shares;" and

     - such acquisition is consummated, in accordance with the terms so authorized, within 360 days following such authorization.

     "INTERESTED SHARES" are defined in the Ohio Revised Code as shares as to which any of the following persons may exercise or direct the exercise of voting power in the election of directors:

     -   the acquiring person;

     - an officer of the issuing public corporation elected or appointed by its directors;

     - any employee of the issuing public corporation who is also a director of such corporation;

     - any person who acquires such shares for valuable consideration during the period beginning with the date of the first public disclosure of a proposed control share acquisition of the issuing public corporation or any proposed merger, consolidation or other transaction that would result in a change in control of the corporation or all or substantially all of its assets and ending on the record date (the "RESTRICTED PERIOD") if either of the following apply:

     - the aggregate consideration paid or otherwise given by the person who acquired the shares and any other persons acting in concert with such person exceeds $250,000; or

     - the number of shares acquired by the person who acquired the shares and any other persons acting in concert with such person exceeds 1/2 of 1% of the outstanding shares of the issuing public corporation entitled to vote in the election of directors; or

     - any person that transfers such shares for valuable consideration after the record date as to shares so transferred if accompanied by an instrument (such as a proxy or voting agreement) that gives the transferee the power to vote those shares.

     Dissenters' rights are not available under Ohio law to shareholders of an issuing public corporation in connection with the authorization of a control share acquisition.

     The Control Share Acquisition Statute does not apply to a corporation whose articles of incorporation or code of regulations provide that it does not apply to that corporation. The Amendment amends the Company's Code of Regulations to provide that the Control Share Acquisition Statute does not apply to the Company.

REASONS FOR THE AMENDMENT

     In order to induce Amazing Savings to commence the Tender Offer, Amazing Savings required the Company's shareholders to approve the Amendment and opt out of the Control Share Acquisition Statute. As described in more detail in the Offer to Purchase and the Schedule 14D-9, Amazing Savings believes the Tender Offer can be completed more quickly now that the Company's shareholders have opted out of the Control Share Acquisition Statute than if Amazing Savings had sought approval of its Control Share Acquisition pursuant to the requirements of the Control Share Acquisition Statute. For more information regarding the terms of the Tender Offer, shareholders are urged to read Amazing Savings' Offer to Purchase and the Company's Schedule 14D-9, each of which has been filed with the Commission.

     The effect of the Amendment is that any person, including Amazing Savings, will be able to purchase Company Common Shares in excess of the thresholds described above without having to seek the approval of the Company's shareholders for such acquisition pursuant to the Control Share Acquisition Statute. The Amendment will be effective regardless of whether the Tender Offer is successfully completed.

APPROVAL OF THE AMENDMENT

     Section 1701.11(A)(2)(b) of the Ohio Revised Code and Article X of the Company's Code of Regulations provide that the Company's Code of Regulations may be amended without a meeting by the written consent of the holders of shares entitling them to exercise at least two-thirds of the voting power of the Company. The Consenting Shareholders own Company Common Shares entitling them to exercise approximately 67.6% of the voting power of the Company.

INTEREST OF CERTAIN PERSONS IN THE TRANSACTION

     No director or officer of the Company has an interest in the Amendment that is different from, or in addition to, your interest as a holder of Company Common Shares generally. However, certain members of the Board and management may have interests in the Tender Offer that are different from, or in addition to, your interests as a holder of Common Shares generally. These interests are described in the Company's Schedule 14D-9, which was filed with the Commission in connection with the Tender Offer.

NO DISSENTERS' RIGHTS

     Dissenters' rights are not available to the Company's shareholders in connection with the Amendment.

BENEFICIAL OWNERSHIP OF COMMON SHARES

     The following table sets forth certain current information with respect to the beneficial ownership of the Common Shares as of the Record Date with respect to Directors and officers of the Company and 5% or greater shareholders. Unless otherwise indicated below, the persons named below have the sole voting and investment power with respect to the number of shares set forth opposite their names. All information with respect to beneficial ownership has been furnished by the respective Director, officer or 5% or greater shareholder, as the case may be. Completion of the Tender Offer will result in a change of control of the Company.

Name and, where necessary,                                                        Number of Shares
Addresses of Beneficial Owners                                                   Beneficially Owned       Percentage

ZS Fund L.P.                                                                            2,731,783  (1)         30.1%
     54 Morris Lane, Scarsdale, NY  10583
Ned L. Sherwood                                                                         2,746,783  (2)         30.3
     54 Morris Lane, Scarsdale, NY  10583
Robert Horne                                                                            2,746,783  (2)         30.3
     54 Morris Lane, Scarsdale, NY  10583
Mazel/D&K, Inc.                                                                         2,058,105  (3)         22.7
     31000 Aurora Road, Solon, Ohio  44139
Reuven D. Dessler                                                                       1,560,755  (4)         17.2
     31000 Aurora Road, Solon, Ohio  44139
Jacob Koval                                                                               800,697  (5)          8.8
     31000 Aurora Road, Solon, Ohio  44139
Dimensional Fund Advisors, Inc.                                                           691,300  (6)          7.6
     1299 Ocean Avenue, Santa Monica, CA  90401
William Shenk                                                                             637,000  (7)          7.0
     464 Prospect St., LaJolla, CA  92037
Westport Asset Management                                                                 617,090  (6)          6.8
     253 Riverside Avenue, Westport, CT  06880
Steve Furner                                                                                  -0-            ---
Philip Carter                                                                                 -0-            ---
Edward Cornell                                                                             23,000  (8)        **
Charles Bilezikian                                                                         18,000  (9)        **
Mark Miller                                                                                 9,000  (10)       **
Joseph Nusim                                                                                3,000  (11)       **
All Current Directors and Executive Officers of the Company (11 persons)                5,810,933  (12)     63.6%

------------------------------
**       Less than One Percent (1%).

(1) The shares beneficially owned by ZS Fund L.P. include 1,978,530 shares held by ZS Mazel L.P., 450,698 shares held by ZS Mazel II L.P., and 302,555 shares held by ZS Mazel, Inc. Messrs. Horne and Sherwood are officers of ZS Fund L.P.

(2) Includes the shares beneficially owed by ZS Fund L.P. as officers and/or equity owners of the entities holding such shares. Messrs. Sherwood and Horne have voting power with respect to such shares, but disclaim beneficial ownership except to the extent of their equity interests in the entities. Also includes 15,000 shares each subject to options currently exercisable or exercisable within 60 days hereof.

(3) Mazel/D&K is a corporation owned by Messrs. Dessler and Koval and members of their families. Messrs. Dessler and Koval are the directors and officers of Mazel/D&K

(4) Includes 1,372,304 shares owned by Mazel/D&K for the benefit of Mr. Dessler and family members.

(5) Includes 685,801 shares owned by Mazel/D&K for the benefit of Mr. Koval and family members.

(6)  Based on Schedule 13Gs filed with the SEC in February 2003.

(7) Includes 6,000 shares subject to options currently exercisable or exercisable within 60 days hereof. National City Corp. is the account holder of 630,000 of Mr. Shenk's shares.

(8) Includes 20,000 shares subject to options currently exercisable or exercisable within 60 days of the Record Date.

(9) Includes 15,000 shares subject to options currently exercisable or exercisable within 60 days of the Record Date.

(10) Includes 9,000 shares subject to options currently exercisable or exercisable within 60 days of the Record Date.

(11) Includes 3,000 shares subject to options currently exercisable or exercisable within 60 days of the Record Date.

(12) Includes 73,000 shares subject to options currently exercisable or exercisable within 60 days of the Record Date.



ODD JOB STORES, INC.

June 10, 2003

                                   APPENDIX A

                           AMENDMENT TO THE COMPANY'S
                    AMENDED AND RESTATED CODE OF REGULATIONS


         The Company's Amended and Restated Code of Regulations shall be amended to add the following provision:

                                  "ARTICLE XII

                    EXCEPTION TO OHIO GENERAL CORPORATION LAW

         Pursuant to Section 1701.831 of the Ohio General Corporation Law (regarding control share acquisitions), the provisions of such section shall not be applicable to the Company."













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